Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 27, 2007, except as to Note 13, as to which the date is September 5, 2007, in the Amendment No. 3 of the Registration Statement on Form S-1 and related Prospectus of Stewart & Stevenson LLC.
/s/ Ernst & Young LLP
September 28, 2007
Houston, Texas